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                                                                    EXHIBIT 15


INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors and Stockholders
50-OFF Stores, Inc.
San Antonio, Texas

        We have reviewed the accompanying condensed consolidated balance sheet of 50-OFF Stores, Inc. and subsidiaries as of May 3, 1996, and the related condensed consolidated statements of income and cash flows for the thirteen week periods ended May 3, 1996. These financial statements are the responsibility of the Corporations management.

        We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

        Based on our review, we are not aware of any material modifications that should be made to such condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles.

        The accompanying condensed financial statements have been prepared assuming that Corporation will continue as a going concern. As discussed in Note 2 to the condensed financial statements, the Corporation's recurring losses from operations, the continuing decrease in sales and the necessity to restructure the repayment of trade payables raises substantial doubt about the Corporation's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2.

        We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of 50-OFF Stores, Inc. and subsidiaries as of February 2, 1996, and the related consolidated statement of income, stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated May 20, 1996, we expressed an unqualified opinion on those consolidated financial statements and included an explanatory paragraph concerning matters that raise substantial doubt about the Corporation's ability to continue as a going concern. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of February 2, 1996 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.



DELOITTE & TOUCHE LLP


San Antonio, Texas
June 17, 1996